Exhibit 10.1

Name of Grantee:

Grant Date:

Total Number of Restricted Stock Units:

Vesting Dates:

RESTRICTED STOCK UNIT AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the Grant Date (as stated above), by and between Cabela’s Incorporated, a Delaware corporation (the "Company"), and the undersigned employee of the Company or one of its Subsidiaries (the "Grantee").

W I T N E S S E T H:

WHEREAS, to motivate key employees, consultants and non-employee directors of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors of the Company (the "Board") has established and the stockholders of the Company have approved, the Cabela’s Incorporated 2004 Stock Plan, as the same may be amended from time to time (the "Plan");

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board has authorized the grant to the Grantee of Restricted Stock Units in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.

NOW, THEREFORE, to evidence the Restricted Stock Units so granted, and to set forth the terms and conditions governing such Restricted Stock Units, the Company and the Grantee hereby agree as follows:

1.           Grant of Restricted Stock Units.  The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of the number of Restricted Stock Units specified above, subject to the restrictions contained herein.  The Restricted Stock Units shall vest and become payable in shares of Common Stock according to the vesting requirements set forth in this Agreement and subject to earlier expiration or termination as provided in this Agreement.  This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.           Vesting Dates.  Subject to the provisions of the Plan and this Agreement, and  unless vested or forfeited earlier as set forth in this Agreement, the Restricted Stock Units awarded hereunder shall become vested and settled as described in Section 3 below as of the Vesting Dates indicated above (the "Vesting Dates").  For clarity, [       ] of the Restricted Stock Units granted pursuant to this Agreement shall vest on [       ].

3.           Vesting of Restricted Stock Units.

(a)           Settlement of Vested Restricted Stock Units.    Subject to the requirements set forth in this Agreement, as promptly and reasonably practicable after a  Vesting Date, but no later than 60 days following such Vesting Date, the Company shall transfer and deliver to the Grantee, in book-position or certificate form, one share of Common Stock for each Restricted Stock Unit becoming vested at such time; provided, however, the Company may withhold shares of Common Stock otherwise transferable to the Grantee to the extent necessary to satisfy withholding taxes in accordance with Section 7(e) below.

(b)            Termination of Employment.    Notwithstanding anything contained in this Agreement to the contrary, (i) subject to the provisions of Article 8 of the Plan, if the Grantee separates from service due to his death or Disability during the Restriction Period,  a pro rata portion of the shares of Common Stock underlying the Restricted Stock Units then held by Grantee shall vest as of the separation of service and no longer be subject to the Restriction Period, based on the number of months the Grantee was employed during the Restriction Period, and all Restricted Stock Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such separation of service, and (ii) if the Grantee's employment is terminated for any other reason during the Restriction Period, any Restricted Stock Units held by the Grantee which have not vested shall be forfeited and canceled as of the date of such termination.  If Restricted Stock Units become vested pursuant to Section 3(b)(i) above, then, as promptly and reasonably practicable after such vesting, but no later than 60 days following such vesting, the Company shall transfer and deliver to the Grantee or the Grantee’s estate or personal representative, in book-position or certificate form, one share of Common Stock for each Restricted Stock Unit becoming vested at such time.  Nothing in the Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such employment at any time.

(c)           Proprietary Matters Agreement.  The Grantee acknowledges that, as a condition to granting the Restricted Stock Units, the Company has required the Grantee to enter into a Proprietary Matters Agreement with the Company pursuant to Section 3.2 of the Plan.  If a substantially similar agreement has been executed in connection with the prior grant of Awards, the Grantee hereby affirms such agreement; provided, if the Company requires the Grantee to execute a new Proprietary Matters Agreement (the "New Agreement"), the Grantee acknowledges that the New Agreement shall constitute a complete amendment and restatement of any such previously executed agreement.

4.           Grantee's Representations, Warranties and Covenants; Investment Intent.  The Grantee represents and warrants that the Restricted Stock Units have been, and any shares of Common Stock will be, acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that the Restricted Stock Units, and any shares of Common Stock, may not be transferred, sold, pledged, hypothecated or otherwise disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or "blue sky" laws.

5.           Grantee's Rights with Respect to Restricted Stock Units.

(a)           Restrictions on Transferability.  Except as provided in the Plan, the Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death; provided that the deceased Grantee's beneficiary or representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

(b)           Rights as Stockholder.  Except as otherwise provided herein, the Grantee shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to the Grantee of such shares of Common Stock in book position or certificate form.  Any securities issued to or received by the Grantee with respect to Restricted Stock Units as a result of a stock split, a dividend payable in capital stock or other securities, a combination of shares or any other change or exchange of the Restricted Stock Units for other securities, by reclassification, reorganization, distribution, liquidation, merger, consolidation, or otherwise, shall have the same status as the Restricted Stock Units and shall be held by the Company if the Restricted Stock Units are being so held, unless otherwise determined by the Committee.

6.           Adjustment Event/Change in Control.  In the event of an Adjustment Event or a Change in Control of the Company, the Grantee’s rights with respect to any Restricted Stock Units granted pursuant to this Agreement shall be governed by the terms and conditions of the Plan.

7.           Miscellaneous.

(a)           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:

i.              if to the Company, to:

Cabela's Incorporated
One Cabela Drive
Sidney, NE  69160
Attention:  Legal Department

ii.           if to the Grantee, to the Grantee at the address then appearing in the personnel records of the Company for the Grantee.  All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)           Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)           Waiver; Amendment.

i.           Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

ii.           Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(d)           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party; provided that the Company may assign all or any portion of its rights hereunder to one or more persons or other entities designated by it in connection with a Change in Control of the Company.

(e)           Tax Withholding.    The Company may require the recipient of the shares of Common Stock to remit to the Company an amount in cash sufficient to satisfy the statutory minimum U.S. federal, state and local tax withholding requirements as a condition to the issuance of such shares of Common Stock. In the event any cash is paid to the Grantee or the Grantee's estate or beneficiary pursuant to Section 6 hereof or Article 8 of the Plan, the Company shall have the right to withhold an amount from such payment sufficient to satisfy the statutory minimum U.S. federal, state and local  tax withholding requirements. The Committee may, in its discretion, require or permit the Grantee to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold the least number of shares of Restricted Stock Units having a Fair Market Value sufficient to satisfy all or part of the Grantee's estimated total statutory minimum U.S. federal, state and local tax obligation with respect to the issuance of or lapse of restrictions on the shares of Common Stock.

(f)           Section 409A.   It is the intention of the Company that the Restricted Stock Units shall either (a) not constitute “nonqualified deferred compensation” as defined under Section 409A of the Code or (b) comply in all respects with the requirements of Section 409A of the Code and the regulations promulgated thereunder, such that no delivery of Shares pursuant to this Agreement will result in the imposition of taxation or penalties as a consequence of the application of Section 409A of the Code. Shares in respect of any Restricted Stock Units that (i) constitute “nonqualified deferred compensation” as defined under Section 409A of the Code and (ii) vest as a consequence of the Grantee’s termination of employment shall not be delivered until the date that the Grantee incurs a “separation from service” within the meaning of Section 409A of the Code (or, if the Grantee is a “specified employee” within the meaning of Section 409A of the Code and the regulations promulgated thereunder, the date that is six months following the date of such “separation from service”). If the Company determines after the Grant Date that an amendment to this Agreement is necessary to ensure the foregoing, it may, notwithstanding Section 6(c), make such an amendment, effective as of the Grant Date or any later date, without the consent of the Grantee. Notwithstanding any provision of this Agreement or the Plan, in the event that any taxes or penalties are imposed on the Grantee by reason of Section 409A of the Code, the Grantee acknowledges and agrees that such taxes or penalties shall be the exclusive obligation of the Grantee, and the Company shall have no liability therefor.

(g)           Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEBRASKA, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(h)           Consent to Electronic Delivery.  By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Restricted Stock Units and the shares of Common Stock via Company web site or other electronic delivery.

(i)           Severability; Blue Pencil.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  Grantee and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(j)           Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(l)           Delegation.  All of the powers, duties and responsibilities of the Committee specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by the Board or any duly constituted committee thereof to the extent authorized by the Board or the Committee to exercise and perform such powers, duties and responsibilities.

(m)           Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used herein shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date.

CABELA'S INCORPORATED

By:
Its:

, Grantee

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